UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 12, 2006

WI-FI TV, INC.
(Exact name of registrant as specified in its charter)

Nevada	86-0888532
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

3408 Via Oporto, Suite 202
Newport Beach, California
(Address of Principal Executive Office) (Zip Code)

949-675-5011
(Registrant’s telephone number, including area code)

Kanakaris Wireless
1280 Bison, Suite B9-597
Newport Beach, California 92660
(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On April 12, 2006, we entered into a Securities Purchase Agreement (the “Agreement”) with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (collectively, the "Investors") for the sale of (i) $1,000,000 in callable secured convertible Notes bearing interest at the rate of 8% per annum (the "Notes") and (ii) stock purchase warrants (the "Warrants") for the purchase of up to 105,000,000 shares of our common stock. Although the Warrants were immediately issued at closing of this financing transaction, the Notes are to be purchased in ten tranches of $100,000 each. We received the first tranche upon the signing of the definitive investment agreements on April 12, 2006, and will receive $100,000 in each of the subsequent tranches scheduled to close on the final business day of each of the nine (9) months beginning in May 2006 and ending in January 2007. The Warrants for the purchase of up to 105,000,000 shares of our common stock were issued to the Investors on April 12, 2006.

The Notes bear interest at 8% per annum, mature three years from the date of issuance, and are convertible into our common stock, at the Investors' options, at a conversion price, equal to the lower of (i) $0.005 or (ii) 25% of the average of the three (3) lowest intraday trading prices for our common stock during the 20 trading days before a conversion notice is sent to us from the Investor via facsimile. As of April 12, 2006, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Pink Sheets, LLC was $0.001 and, therefore, the conversion price for the secured convertible Notes was $0.00025. Based on this conversion price, the Notes issued in the aggregate amount of $100,000, excluding interest, were convertible into 400,000,000 shares of our common stock.

Our Articles of Incorporation currently allow for issuance of a maximum of 3,000,000,000 shares of common stock. As of April 12, 2006, we had 1,779,737,973, shares outstanding, leaving an unissued balance of authorized shares of 1,220,262,027. The number of shares of common stock issued and outstanding reflects a reverse stock split in the ratio of one to two hundred effected by the Company on July 22, 2005 and a reverse stock split in the ratio of one to fifty effected by the Company on April 19, 2004. Our Articles of Incorporation also allows us to issue a maximum of 10,000,900 shares of preferred stock. 10,000,000 shares of authorized preferred stock were designated Class A Preferred Stock, and the remaining 900 shares were designed Class B Preferred Stock. As of April 12, 2006, we had 10,000,000 shares of Class A Preferred stock issued and outstanding and no shares of Class B Preferred Shares issued or outstanding. The number of the issued and outstanding shares of Class A Preferred Stock reflects a 1 to 10 forward stock split effected by the Company on or about June 22, 2005.

The total number of shares of common stock which we are required to reserve under the Agreement is 800,000,000 shares. Our current balance of unissued, authorized common stock is not sufficient to service the maximum reserve requirements applicable to all of our current outstanding convertible securities. We have agreed to reserve 1,289,000,000 shares of our unissued common stock for issuance to the Investors pursuant to notes and warrants issued to each of the Investors prior to April 12, 2006. In addition, we are required to reserve shares for issuance to Bristol Capital, LLC and Bristol Investment Fund, Ltd. pursuant to certain notes and warrants previously issued to them. Accordingly, we have agreed that at such time as we are eligible, we will file a proxy statement with the Securities and Exchange Commission (the “SEC”) to increase the shares of common stock we are authorized to issue in order to maintain the required reserve of our common stock for issuance upon full conversion of the Notes and exercise of the Warrants.

In the event we are unable to obtain an increase in our authorized common stock, we will be required to repay the convertible notes and we will be subject to penalties associated with such failure to deliver shares of common stock upon conversion of the Notes as well as prepayment penalties. In addition, the Investors, which have a secured lien on all of our assets and intellectual property, would be entitled to foreclose on our assets and intellectual property. In the event that the foregoing was to occur, significant adverse consequences to the Company would be reasonably anticipated.

Our right to prepay the Notes is exercisable on not less than ten trading day’s prior written notice to the Investors. For notice purposes, a trading day is any day on which our Common Stock is traded for any period on the OTCBB, or any of the principal securities exchange or other securities market on which our Common Stock is then being traded. Notwithstanding the notice of prepayment, the Investors have the right at all times to convert all or any portion of the Notes prior to payment of the prepayment amount. We also have a partial call option under the Notes in any month in which the current price of our common stock is below the market price of $.005. Under the terms of the partial call option, we have the right to pay a portion of the outstanding principal amount of the Notes. The principal amount of the Notes to be prepaid pursuant to this partial call option is determined by dividing 104% of the then outstanding principal amount of the Notes by 36.

As further consideration to the Investors to purchase the Notes, we issued the Warrants to the Investors to acquire an aggregate of 105,000,000 shares of our common stock at an exercise price of $.005 per share. The warrants will have a seven year term from the date of issuance, with cashless exercise permitted in the event there is not an effective registration statement registering the warrants. We are required to have authorized, and reserved, for the purpose of issuance, a sufficient number of shares of our common stock to provide for the full conversion or exercise of the outstanding Notes and Warrants and the issuance of its common shares in connection therewith (based on the conversion price of the Notes and exercise price of the Warrants In effect from time to time) and as otherwise required by the Notes.

We are required to register the shares of our Common Stock issuable upon the conversion of the Notes and the exercise of the Warrants. The registration statement must be filed with the SEC within 45 days from the date it receives a written demand from the Investors for registration (the “Filing Date”), and the effectiveness of the registration is to be within 100 days of the Filing Date. Penalties of 2% of the outstanding principal balance of the Notes plus accrued interest are to be applied for each month the registration is not effective within the required time. The penalty may be paid in cash or stock at the option of the Company.

The Company intends to use the proceeds from this financing for legal, accounting, general business and working capital purposes.

The Company is currently not in compliance with the reporting requirements under the Securities Act of 1933 and the Securities Exchange Act of 1934. Additionally, we have not filed any periodic reports since the filing of our quarterly report on Form 10-QSB for the quarter ended March 31, 2003. We have been advised by the SEC that we need to file certain amendments to our periodic reports and bring current those reports which we have not yet filed. We are working diligently to bring the Company back into compliance with the reporting requirements, including working with our professional advisors to prepare for filing all delinquent reports and amendments to our periodic reports, as advised by the SEC. There can be no assurance as to when we will be able to do this, if at all. In accordance with SEC regulations, we will be unable to proceed with filing a proxy or information statement on Schedule 14 to effect the required increase in our authorized common stock to meet the minimum reserve requirements imposed by the Agreement until such time as we have brought our delinquent periodic filings current.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion under Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

The discussion under Item 1.01 is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Securities Holders.

The discussion under Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following item is filed as an exhibit to this report:

Exhibit No.	Description

4.1	Warrant dated April 12, 2006 to AJW Offshore, Ltd.
4.2	Warrant dated April 12, 2006 to AJW Partners, LLC
4.3	Warrant dated April 12, 2006 to AJW Qualified Partners, LLC
4.4	Warrant dated April 12, 2006 to New Millennium Capital Partners II, LLC
10.1	Securities Purchase Agreement dated April 12, 2006
10.2	Callable Secured Convertible Note dated April 12, 2006 to AJW Offshore, Ltd.
10.3	Callable Secured Convertible Note dated April 12, 2006 to AJW Partners, LLC
10.4	Callable Secured Convertible Note dated April 12, 2006 to AJW Qualified Partners, LLC
10.5	Callable Secured Convertible Note dated April 12, 2006 to New Millennium Capital Partners II, LLC
10.6	Security Agreement dated April 12, 2006
10.7	Intellectual Property Security Agreement dated April 12, 2006
10.8	Registration Agreement dated April 12, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WI-FI TV, INC.

Dated: April 25, 2006	By:	/s/ Alex Kanakaris
Alex Kanakaris
President and CEO